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                               State of Delaware

                          Office of Secretary of State
                             _______________________

I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WESTPORT BANCORP, INC." FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF MAY, A.D. 1992, AT 9 O'CLOCK A.M.

                             * * * * * * * * * * *



                                                  ___________________________

                                                  SECRETARY OF STATE
                                                  AUTHENTICATION: *3463721
                                                            DATE: 05/27/1992


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             WESTPORT BANCORP, INC.


         Westport Bancorp, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Westport Bancorp, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED: that all of the officers of the Company (the "proper officers"), or any one of them, be, and each of them hereby is, authorized and directed to perform all acts which the proper officers determine to be necessary or desirable to increase by 10,500,000 the number of authorized shares of the Company's common stock, par value $0.1 per share ("Common Stock") and to amend Article FOURTH of the Certificate of Incorporation of the Company (the "Certificate") to read in its entirety as provided in the form of Certificate presented to this meeting, a copy of which shall be attached to the minutes hereof (the "Amendment").

                  RESOLVED: that the Amendment be presented to the stockholders of the Company for their approval at the next annual meeting.

         SECOND: That thereafter, pursuant to resolution of the Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment, which is set forth in Appendix A hereto.


                                      -2-

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         THIRD:  That said  Amendment  was duly adopted in  accordance  with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said Amendment.

         IN WITNESS WHEREOF, said Westport Bancorp, Inc. has caused this Certificate to be signed by Michael H. Flynn, its President, and John H. Jevne, its Secretary, this 26th day of May 1992.


                                             By  /s/Michael H. Flynn
                                                -----------------------------
                                                    Michael H. Flynn
                                                    Its President

Attest: /s/ John H. Jevne
       -----------------------
       John H. Jevne
       Its Secretary

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                                   Appendix A
                                   ----------

            ARTICLE FOURTH OF THE WESTPORT BANCORP, INC. CERTIFICATE
              OF INCORPORATION AS AMENDED TO READ IN ITS ENTIRETY

         "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 22,500,000 shares, consisting of:

                  A. 2,000,000 shares of Serial Preferred Stock, par value $.01 per share; and

                  B. 20,500,000 shares of Common Stock, par value $.01 per share, the holders of which shall be entitled to one vote per share.

         The Board of Directors is authorized at any time, and from time-to-time, to provide for the issuance of shares of Serial Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Serial Preferred Stock or any series thereof. For each series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof including, but not limited to, the following relative rights and preferences, as to which there may be variations among different series:

                  A. The rate and manner of payment of dividends, if any;

                  B. Whether shares may be redeemend and, if so, the redemption price and the terms and conditions of redemption;

                  C. The amount payable for shares in the event of liquidation, dissolution or other winding-up of the Corporation;

                  D. Sinking fund provisions, if any, for the redemption or purchase of shares;

                  E. The terms and conditions, if any, on which shares may be converted or exchanged;

                  F. Voting rights, if any; and

                  G. Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the State of Delaware.

         The Board of Directors shall have the authority to determine the number of shares which will comprise each series.

         Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolutions establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Delaware as may be required by law.

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